                                           CENTER FINANCIAL CORPORATION
                                         Computation of Earnings Per Share
                                  For the quarters ended March 31, 1996 and 1995


                                                                                March 31, 1996                    March 31, 1995
                                                                                --------------                    --------------
Earnings Per Common Share as Reported
Net income                                                                      $    5,479,000                    $    4,600,000
                                                                                --------------                    --------------

Weighted average shares outstanding                                                 14,462,674                        14,253,174
                                                                                --------------                    --------------

Net income per common share                                                     $         0.38                    $         0.32
                                                                                --------------                    --------------


Primary Earnings Per Share
Net income                                                                      $    5,479,000                    $    4,600,000
                                                                                --------------                    --------------

Weighted average shares outstanding                                                 14,802,548                        14,521,131
                                                                                --------------                    --------------

Net income per common share                                                     $         0.37                    $         0.32
                                                                                --------------                    --------------


Fully-diluted Earning Per Share
Net income                                                                      $    5,479,000                    $    4,600,000
                                                                                --------------                    --------------

Weighted average shares outstanding                                                 14,802,548                        14,545,933
                                                                                --------------                    --------------

Net income per common share                                                     $         0.37                    $         0.32
                                                                                --------------                    --------------

